Exhibit 23.2
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               Consent of Independent Certified Public Accountants
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We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Registration   Statement  on  Form  S-3  (File  Number  333-36655)  and  related prospectus of LaserSight Incorporated for the registration to be filed with the Securities and Exchange Commission on or about January 23, 1998 and to the incorporation by reference therein of our report dated March 6, 1995, with respect to the consolidated statements of operations, stockholders' equity and cash flows of LaserSight Incorporated and subsidiaries for the year ended December 31, 1994 included in its Annual Report on Form 10-K/A for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          /s/ Lovelace, Roby & Company, P.A.
                                          Lovelace, Roby & Company, P.A.
                                          Certified Public Accountants


January 23, 1998